BC FORM 53-901F
Securities Act

MATERIAL CHANGE REPORT
UNDER SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA) (Form 53-901F);
SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)(Form 27); AND
SECTION 73 OF THE SECURITIES ACT (Quebec)

Item 1.

Reporting Issuer(s):

AURIZON MINES LTD.
Suite 900 – 510 Burrard Street
Vancouver, BC  V6C 3A8

Item 2.

Date of Material Change:

 May 11, 2004

Item 3.

Press Release

News release issued on May 13, 2004 to the Toronto Stock Exchange, The American Stock Exchange and via CCN Matthews – Canada and U.S. wide dissemination.

Item 4.

Summary of Material Change

Due to other commitments, Mr. Gerard Gagne has resigned from the Company’s Board of Directors.

Item 5.

Full Description of Material Change:

Mr. Gerard has resigned from the Company’s Board of Directors, effective as of May 11, 2004.

Item 6.

Reliance on Section 85 (2) of the B.C. Securities Act
and Section 75(3) of the Ontario Securities Act (Re:  Confidentiality):

N/A

Item 7.

Omitted Information:

N/A

Item 8.

Senior Contact Officers

David P. Hall, President & Chief Executive Officer
Julie A. Stokke Kemp, Corporate Secretary
Telephone:  (604) 687-6600

Item 9.

Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, B.C. this
13th day of May, 2004

“Julie A.S. Kemp”

Julie A.S. Kemp
Corporate Secretary

Policy Documents
Instruments / Notices / Policy Documents

Document Sub-category:	5 - Ongoing Requirements for Issuers and Insiders
Document No.:	53-901.F
Subject:	Material change report under section 85 (1) of the Act
Amendments:
Published Date:	07/24/2001
Effective Date:	07/24/2001

______________________________

This is the form of a material change report required under section 85 (1) of the Securities Act and section 151 of the Securities Rules.

BC FORM 53-901F
(Previously Form 27)

Securities Act

MATERIAL CHANGE REPORT
NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: If this report is filed on a confidential basis, put at the beginning of the report in block capitals "CONFIDENTIAL - SECTION 85", and file in an envelope marked "Confidential – Attention: Supervisor, Financial Reporting".

Item 1: Reporting Issuer

State the full name and address of the principal office in Canada of the reporting issuer.

Item 2: Date of Material Change

State the date of the material change.

Item 3: Press Release

State the date and place(s) of issuance of the press release issued under section 85 (1) of the Act.

Item 4: Summary of Material Change

Provide a brief but accurate summary of the nature and substance of the material change.

Item 5: Full Description of Material Change

Supplement the summary required under Item 4 with the disclosure that should be sufficiently complete to enable a reader to appreciate the significance of the material change without reference to other material. Management is in the best position to determine what facts are significant and must disclose those facts in a meaningful manner. See also Item 7.

This description of the significant facts relating to the material change will therefore include some or all of the following: dates, parties, terms and conditions, description of any assets, liabilities or capital affected, purpose, financial or dollar values, reasons for the change, and a general comment on the probable impact on the reporting issuer or its subsidiaries. Specific financial forecasts would not normally be required to comply with this form.

The above list merely describes examples of some of the facts that may be significant. The list is not intended to be inclusive or exhaustive of the information required in any particular situation.

Item 6: Reliance on section 85 (2) of the Act

If the report is being filed on a confidential basis in reliance on section 85 (2) of the Act, state the reasons for that reliance.

Instruction:

For continuing obligations regarding reports filed under this subsection, refer to section 85 (3) of the Act and Part 3.4 of the SEDAR Filer Manual.

Item 7: Omitted Information

In certain circumstances where a material change has occurred and a material change report has been or is about to be filed but section 85 (3) of the Act will no longer or will not be relied upon, a reporting issuer may nevertheless believe one or more significant facts otherwise required to be disclosed in the material change report should remain confidential and not be disclosed or not be disclosed in full detail in the material change report.

State whether any information has been omitted on this basis and provide the reasons for any omission in sufficient detail to permit the Commission to exercise its discretion under section 169 (4) of the Act.

The reasons for the omission may be contained in a separate letter filed in an envelope marked "Confidential – Attention: Supervisor, Financial Reporting ".

Item 8: Senior Officers

Give the name and business telephone number of a senior officer of the reporting issuer who is knowledgeable about the material change and the report or an officer through whom the Commission may contact that senior officer.

Item 9: Statement of Senior Officer

Include a statement in the following form signed by a senior officer of the reporting issuer:

"The foregoing accurately discloses the material change referred to herein."

Also include the date and place of making the statement.